Sub Item 77Q1(a)

The Registrant's Amendment No. 5 to the Second Amended and Restated Agreement and Declaration of Trust is incorporated by reference to exhibit (a)(6) filed as a part of the Registrant's Post Effective Amendment No. 57 filed on April 29, 2004. (Accession No. 0001127563-04-000066).